                                                                    EXHIBIT 12

                        THE TORO COMPANY AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                 (in thousands)

                                                                             Transition
                                                                               period
                                             Year ended July 31,                ended      Year ended
                              -------------------------------------------     October 31,  October 31,
                                   1992      1993      1994      1995             1995         1996
-------------------------------------------------------------------------  ---------------------------
Earnings before income
   taxes                       $ (34,903)   $21,355  $ 37,050    $61,112        $6,606      $60,180
Plus: Fixed charges (1)           21,253     19,142    15,989     14,892         3,266       16,728
------------------------------------------------------------------------------------------------------
Earnings available to cover
   fixed charges               $    --(2)   $40,497   $53,039    $76,004        $9,872      $76,908
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Ratio of earnings to
   fixed charges                    --(2)     2.12      3.32        5.10          3.02         4.60
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1)  Fixed Charges consisted of the following:


                                                                             Transition
                                                                               period
                                             Year ended July 31,                ended      Year ended
                              -------------------------------------------     October 31,  October 31,
                                   1992      1993      1994      1995             1995         1996
-------------------------------------------------------------------------  ---------------------------

Interest expense                 $18,726    $17,150     $13,562    $11,902     $2,532       $13,590
Rentals (interest factor)          2,527      1,992       2,427      2,990        734         3,138
------------------------------------------------------------------------------------------------------
    Total fixed charges          $21,253    $19,142     $15,989    $14,892     $3,266       $16,728
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------



(2) For fiscal year ended July 31, 1992, earnings were insufficient to cover fixed charges by $34,903,000.

                        THE TORO COMPANY AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                 (in thousands)



                                                                                          Pro forma     Three Months Ended
                            Year ended   Year ended  Year ended  Year ended  Year ended  Year ended   ------------------------
                            October 30,  October 29, October 28, October 31, October 31,  October 31,  February 2, January 31,
                                1992         1993       1994       1995           1996       1996          1996        1996
-------------------------------------------------------------------------  -----------------------------------------------------
Earnings before income
   taxes                      $ (31,792)   $24,868   $54,045    $53,881        $60,180      $50,286      $14,049       $4,117
Plus: Fixed charges (1)          20,730     18,405    15,273     14,944         16,728       26,246        4,632        3,689
--------------------------------------------------------------------------------------------------------------------------------
Earnings available to cover
   fixed charges             $    --(3)    $43,273   $69,318     $68,825       $76,908      $76,532       18,681        7,806
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to
   fixed charges                  --(3)       2.35      4.54        4.61          4.60         2.92          4.03         2.12
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1)  Fixed Charges consisted of the following:


                                                                                          Pro forma     Three Months Ended
                            Year ended   Year ended  Year ended  Year ended  Year ended  Year ended   ------------------------
                            October 30,  October 29, October 28, October 31, October 31,  October 31,  February 2, January 31,
                                1992         1993       1994       1995           1996       1996          1996        1996
-------------------------------------------------------------------------  -----------------------------------------------------

Interest expense               $18,337     $16,304     $12,705    $11,954    $13,590       $22,735        $3,847        $2,969
Rentals (interest factor)        2,393       2,101       2,568      2,990      3,138         3,511           785           720
---------------------------------------------------------------------------------------------------------------------------------
    Total fixed charges        $20,730     $18,405     $15,273    $14,944    $16,728       $26,246         4,632         3,689
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------




(3) For fiscal year ended October 31, 1992, earnings were insufficient to cover fixed charges by $31,792,000.